EXHIBIT 99.1

Adaptive Medias Signs Large Advertising Network to Media Graph Ad-Tech Platform

Leading Advertising and Publishing Network Delivers More Than 20 Billion Impressions Per Month

IRVINE, Calif., Aug. 19, 2015 (GLOBE NEWSWIRE) -- Adaptive Medias, Inc. (OTCQB:ADTM), a video technology company that supports publishers, content producers and brand advertisers, today announced that it has signed Webisaba, Ltd., a leading international advertiser and publisher network, to its Media Graph ad-tech platform. Adaptive Medias expects to realize initial revenues from this contract during the current third quarter.

Webisaba will leverage Media Graph's white-labeling capabilities, "mobile-first" video player, video content and advertising marketplace to increase its revenue streams and expand its digital video capabilities. Webisaba's network comprises of hundreds of publishers and advertisers and delivers more than 20 billion impressions each month.

"We believe Adaptive Medias has the industry expertise and technological capabilities to take our company to the next level," said Waseem Bahot, Chief Executive Officer of Webisaba. "We expect its Media Graph platform to free up our internal resources so we can continue to focus on attaining maximum revenues for our network of publishers and advertiser partners."

John B. Strong, Adaptive Medias' Interim Chief Executive Officer, said, "We're excited to have Webisaba on board as our newest client for our Media Graph ad-tech platform. We believe Media Graph is the nexus of digital advertising and content monetization for the video and mobile sectors with its ability to empower publishers with an efficient and effective way of managing video monetization. The dramatic growth we are experiencing for increased video viewership, particularly in mobile, well positions our proprietary Media Graph ad-tech platform to capitalize on these growing trends."

Adaptive Medias' Transition to Higher Margin Media Graph Business Well Underway

"Today's announcement will not only add a new revenue stream to Adaptive Medias but, more importantly, is a reflection of the initial success we believe we will have in the coming quarters as we continue our transition away from our lower margin marketplace revenues and towards our significantly higher Media Graph business model. This transition, which is already well underway, should enable us to accelerate both our top line revenues while taking us one step closer towards achieving profitability and accelerated growth."

ABOUT WEBISABA, LTD.

Webisaba, Ltd., is one of the leading advertising networks in the Arab world (GCC&MENA) that operates in display, mobile, video and native online advertising. Webisaba is committed to offering the best monetization and ROI for both advertisers and publishers. The company's goal is to offer publishers and advertisers real value, whether it be through its own ad technologies to enhance user engagement and performance, or the best possible solutions to ensure the success of its partners. For more information, please visit www.webisaba.com.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

CONTACT: Investor Contact:
         AJ Homayun
         ahomayun@irpartnersinc.com
         Phone: 818-280-6800